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                                                                EXHIBIT NO. 3.21

                            CERTIFICATE OF FORMATION
                                       OF
                               YELLOW GLOBAL, LLC

          The undersigned, for the purpose of forming a limited liability company pursuant to Section 18-201 of the Limited Liability Company Act of the State of Delaware (the "LLCA") and in accordance with Section 18-206 of the LLCA, does hereby certify the following:

          FIRST: The name of the limited liability company is: Yellow Global, LLC

          SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Yellow Global, LLC this 19th day of March, 2001.

                                   YELLOW GLOBAL, LLC


                                   By: /s/ WILLIAM F. MARTIN, JR.
                                       -----------------------------------------
                                   Name: William F. Martin, Jr.
                                   Title: Secretary
                                          An authorized person

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                            CERTIFICATE OF AMENDMENT
                                       OF
                               YELLOW GLOBAL, LLC

1.   The name of the limited liability company is Yellow Global, LLC.

2. Article First of the Certificate of Formation of the limited liability company shall be amended to read in its entirety as follows:

          "FIRST: The name of the limited liability company is Yellow GPS, LLC."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Yellow Global, LLC this 21st day of August, 2003.


                                   By: /s/ MICHELLE A. RUSSELL
                                       -----------------------------------------
                                   Name: Michelle A. Russell
                                   Title: Vice President and Authorized Person

                                       -2-